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                                                                     EXHIBIT 3.1



                              ARTICLES OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION
                                       OF
                        GRAY COMMUNICATION SYSTEMS, INC.

                                       I.

         The name of the corporation is GRAY COMMUNICATION SYSTEMS, INC.

                                       II.

         Effective the date hereof, Article I of the Articles of Incorporation of GRAY COMMUNICATION SYSTEMS, INC. is amended to read as follows:

                                       I.

         The name of the corporation is Gray Television, Inc.

                                      III.

         This Amendment was duly adopted on July 23, 2002 by the Board of Directors in accordance with the provisions of ss. 14-2-1002(9) of the Georgia Business Corporation Code, and pursuant to said code sections, shareholder action was not required.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer this 24th day of July, 2002.

                                   GRAY COMMUNICATION SYSTEMS, INC.



                                   By: /s/ J. Mack Robinson
                                       ------------------------------
                                   Name:  J.  MACK ROBINSON
                                   Title: President
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                              CERTIFICATE REGARDING
                             REQUEST FOR PUBLICATION
                      OF NOTICE OF CHANGE OF CORPORATE NAME


           The undersigned hereby certifies that a request for publication of a notice of intent to file articles of amendment of GRAY COMMUNICATION SYSTEMS, INC., a Georgia corporation, and payment therefore has been made as required by
Section 14-2-1006.1 of the Official Code of Georgia Annotated.

         IN WITNESS WHEREOF, the undersigned does hereby set his hand this 24th day of July, 2002.

                                    /s/ J. Mack Robinson
                                    -------------------------
                                    J. MACK ROBINSON
                                    President